                                                                     EXHIBIT 4.5




                                 WORLDCOM, INC.

                                      AND

                              THE BANK OF NEW YORK

                                 AS DEPOSITARY

                                      AND

                         HOLDERS OF DEPOSITARY RECEIPTS



                               DEPOSIT AGREEMENT


                        DATED AS OF DECEMBER ____, 1996

                 This DEPOSIT AGREEMENT is dated as of December ____, 1996 and is among WORLDCOM, INC., a Georgia corporation (the "Company"), THE BANK OF NEW YORK, [A NEW YORK BANKING ASSOCIATION], as depositary (the "Depositary"), and all holders from time to time of Depositary Receipts issued hereunder.

                                   WITNESSETH

                 WHEREAS, the Company desires to provide for the deposit of shares of Series A 8% Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance of Depositary Receipts evidencing Depositary Shares in respect of the Preferred Stock so deposited, all on the terms and conditions set forth in this Agreement; and

                 WHEREAS, the Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

                 NOW THEREFORE, in consideration of the mutual premises contained herein, it is agreed by and among the parties hereto as follows:


                                   ARTICLE I
                                  DEFINITIONS

                 SECTION 1.1. DEFINITIONS. The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement and the Depositary Receipts:

                 "Articles of Incorporation" means the Amended and Restated Articles of Incorporation, as amended from time to time, of the Company.

                 "Authorizing Resolution" means the resolution adopted by the Company's Board of Directors establishing and setting forth the rights, preferences and privileges of the Preferred Stock.

                 "Common Stock" means the Common Stock, $0.01 par value, of the Company. The term "Common Stock" shall also include each other security or item of property into which an interest in a 1/100 of a share of Preferred Stock may become convertible.

                 "Company" means WorldCom, Inc., a Georgia corporation, having its principal office at 515 East Amite Street, Jackson, Mississippi 39201, and its successors.

                 "Corporate Trust Office" means the principal office of the Depositary in New York, New York at which at any particular time its corporate trust business shall be administered.

                 "Deposit Agreement" means this Agreement, as the same may be amended or supplemented from time to time.

                 "Depositary" means The Bank of New York, [A NEW YORK BANKING ASSOCIATION], and any successor as depositary hereunder.

                 "Depositary Shares" means the Preferred Stock evidenced by the Depositary Receipts issued hereunder and constituted by the interests in the Preferred Stock deposited with the Depositary hereunder represented by such Receipts. Each Depositary Share shall, as provided herein, represent an interest in one one-hundredth (1/100) (as such fraction may from time to time be adjusted in the event of certain amendments to the Articles of Incorporation) of one share of Preferred Stock.

                 "Depositary's Agent" means an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.5.

                 "Mandatory Conversion Date" means May 31, 1999.

                 "Nasdaq National Market" means the National Association of Securities Dealers, Inc. Nasdaq National Market.

                 "Preferred Stock" means shares of the Company's Series A 8% Cumulative Convertible Preferred Stock, par value $0.01 per share.

                 "Receipt" means one or more of the Depositary Receipts issued hereunder.

                 "Record Holder" as applied to a Receipt means the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

                 "Registrar" means any bank or trust company which shall be appointed to register Receipts as herein provided.

                 "Securities Act of 1933" means the Securities Act of 1933 (15 U.S. Code, Secs. 77a-77aa), as from time to time amended.

                 "Shareholders" means holders of the Preferred Stock.

                                 ARTICLE II
           FORM OF RECEIPTS; DEPOSIT OF PREFERRED STOCK; EXECUTION
      AND DELIVERY OF RECEIPTS; REDEMPTION AND CONVERSION OF PREFERRED
            STOCK; TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

                 SECTION 2.1. FORM AND TRANSFERABILITY OF RECEIPTS. Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized representative of the Depositary, provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized representative of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Company by the manual or facsimile signature of a duly authorized officer and executed manually by, or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of, a duly authorized representative of the Depositary and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by a duly authorized representative of such Registrar. If a facsimile signature is used, Receipts executed as provided in this Section
2.1 may be issued notwithstanding that any authorized officer of the Depositary signing such Receipts shall have ceased to hold office at the time of issuance of such Receipts. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

                 Receipts shall be in denominations of any number of whole Depositary Shares, unless otherwise directed by the Company.

                 Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary at the direction of the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or Nasdaq National Market upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance or transfer of the Preferred Stock or the underlying Common Stock or otherwise.

                 Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.6, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions with respect to the Preferred Stock, to exercise voting or conversion rights with respect to the Preferred Stock or to any notice provided for in this Deposit Agreement and for all other purposes. Until the definitive Receipts are ready for delivery, temporary Receipts shall be utilized. Temporary Receipts shall be in substantially the form of definitive Receipts but may have variations that the Company considers appropriate for temporary Receipts. Without unreasonable delay, the Company shall prepare and the Depositary shall execute definitive Receipts in exchange for temporary Receipts. Holders of temporary Receipts shall have the same rights as holders of definitive Receipts.

                 SECTION 2.2. DEPOSIT OF PREFERRED STOCK; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Subject to the terms and conditions of this Deposit Agreement, any holder of Preferred Stock may deposit such Preferred Stock under this Deposit Agreement by delivery to the Depositary at its Corporate Trust Office (or at such other place as may be agreeable to the Depositary) of a certificate or certificates for the Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt for the number of Depositary Shares representing such deposited Preferred Stock.

                 The Depositary shall require, at the direction of the Company, that Preferred Stock presented for deposit at any time, whether or not the Company's register of Shareholders is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Stock or to receive other property which any person in whose name the Preferred Stock is or has been recorded may thereafter receive upon or in respect of such deposited Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                 Subject to the terms and conditions of this Deposit Agreement, Preferred Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under Section 4.2 and upon exercise of the rights to subscribe referred to in Section 4.3.

                 Upon each delivery to the Depositary of a certificate or certificates for Preferred Stock to be deposited hereunder, together with the other documents above specified, the Depositary shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Registrar and transfer agent of the Preferred Stock for transfer and recordation in the name of the Depositary or its nominee of the Preferred Stock being deposited. Deposited Preferred Stock shall be held by the Depositary, at the Depositary's Corporate Trust Office, or at such other place or places as the Depositary shall determine.

                 Upon receipt by the Depositary of a certificate or certificates for Preferred Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt for the number of Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt at its Corporate Trust Office and at such other offices, if any, as it may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. However, in each case, such delivery will be made only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt by the Company (unless payable by the holder), as provided in Section 5.8, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Preferred Stock.

                 SECTION 2.3. OPTIONAL REDEMPTION OF PREFERRED STOCK. Whenever the Company shall elect to redeem shares of Preferred Stock pursuant to the terms of the Preferred Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary notice of such proposed redemption and of the number of shares held by the Depositary to be so redeemed not less than 15 nor more than 60 days of the date of such proposed redemption of Preferred Stock. On the date of such redemption, provided that the Company shall then have deposited with the Depositary the number of shares of Common Stock necessary under the terms of the Preferred Stock to effect such redemption, the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock. The Depositary shall mail notice of such redemption of Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Preferred Stock to be redeemed, first class postage prepaid, not less than 15 days and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "Redemption Date"), to the holders of record on the record date for such redemption (determined pursuant to Section 4.4) of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the validity of the proceeding for redemption of any shares of Preferred Stock or Depositary Shares to be redeemed. Each such notice shall state the record date for the purposes of such redemption; the Redemption Date; the Call Price and Current Market Price (as such terms are defined in the Authorizing Resolution), the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the number of shares of Common Stock to be received by such holder; the place or places where Receipts evidencing Depositary Shares are to be surrendered for shares of Common Stock; that dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue at the close of business on such Redemption Date (except as otherwise provided in the Articles of Incorporation and the Authorizing Resolution); and that the conversion rights with respect to such shares of Preferred Stock will cease as of the Redemption Date (except as described below). Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. In case less than all the outstanding

Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner determined by the Depositary to be consistent with the method determined by the Board of Directors with respect to the Preferred Stock.

                 Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph): (i) all dividends in respect of the shares of Preferred Stock so called for redemption shall cease to accrue; (ii) the Depositary Shares being so redeemed shall be deemed no longer to be outstanding; (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and cash in lieu of fractional shares thereof as provided in
Section 4.2) shall, to the extent of such Depositary Shares, cease and terminate; and (iv) upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for the consideration therefor specified in said notice, plus all money and other property, if any, represented by such Depositary Shares, including all amounts, if any, payable by the Company in respect of dividends which on the Redemption Date have accrued on the shares of Preferred Stock to be so redeemed and have not theretofore been paid. If less than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. The foregoing shall further be subject to the terms and conditions of the Articles of Incorporation and the Authorizing Resolution designating the rights, preferences and privileges of the Preferred Stock.

         If a notice of redemption of any shares of Preferred Stock represented by Depositary Shares has been given pursuant to this Section 2.3, the right to convert the shares of Preferred Stock represented by such Depositary Shares will terminate immediately prior to the close of business on the relevant Redemption Date.

         SECTION 2.4. CONVERSION AT THE OPTION OF HOLDERS. Subject to the terms and conditions of this Deposit Agreement, the Articles of Incorporation and the Authorizing Resolution, Depositary Shares may be surrendered at any time prior to the Mandatory Conversion Date, unless previously redeemed, by the holders thereof with written instructions to the Depositary to convert any specified number of whole or fractional shares of Preferred Stock (or 1/100-share fractions thereof) represented by such Depositary Shares into whole shares of Common Stock (and cash in lieu of fractional shares of Common Stock as provided in Section 4.2) at the conversion rate in respect thereof determined in accordance with the Authorizing Resolution, as such conversion rate may be adjusted from time to time as provided in the Authorizing Resolution. A holder of Depositary Shares may surrender such Depositary Shares at the Depositary's Corporate Trust Office or at such office as the Depositary may from time to time designate for such purpose, together with a notice of conversion thereof duly completed and executed, thereby instructing the Depositary to cause the conversion of the number of shares of

Preferred Stock (or 1/100-share fractions thereof) specified in such notice of conversion into shares of Common Stock.

                 Upon receipt by the Depositary of a Receipt, together with notice of conversion instructing the Depositary to convert a specified number of shares of Preferred Stock (or 1/100-shares thereof) duly completed and executed, the Depositary shall (a) give written notice to the transfer agent for the Preferred Stock of the number of shares of Preferred Stock (or 1/100-shares thereof) surrendered for conversion and the number of shares of Common Stock to be delivered upon conversion of such shares of Preferred Stock (or 1/100-shares thereof) and the amount of immediately available funds, if any, to be delivered to the holder of such Depositary Shares in payment of any fractional shares of Common Stock otherwise issuable, in accordance with
Section 4.2, (b) cancel such Receipt or, if a Registrar for Receipts (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Receipt and (c) deliver to the transfer agent for the Preferred Stock or any other authorized agent of the Company certificates for the Preferred Stock represented by such Depositary Shares, which certificates shall thereupon be canceled by such transfer agent or other authorized agent. As promptly as practicable after such transfer agent or other authorized agent of the Company has received such certificates from the Depositary, (a) the Company shall cause to be furnished to the Depositary a certificate or certificates evidencing such number of shares of Common Stock, and such amount of immediately available funds, if any, as specified in a written notice to the Company and (b) subject to the next succeeding sentence, the Depositary shall deliver at its office designated for such purpose or such other place as may be requested by any holder surrendering Depositary Shares as provided in this Section 2.4 (i) a certificate or certificates evidencing the number of shares of Common Stock into which the Preferred Stock represented by the Depositary Shares has been converted, (ii) a Receipt evidencing the number of Depositary Shares, if any, evidenced by such Receipt in excess of the number of Depositary Shares representing the Preferred Stock which has been so converted and (iii) cash in lieu of receiving fractional shares of Common Stock in accordance with Section 4.2.

                 Upon any optional conversion of the Preferred Stock represented by the Depositary Shares, no allowance, adjustment or payment shall be made with respect to dividends upon such converted Preferred Stock or shares of Common Stock issued upon the conversion thereof. Holders of Depositary Shares at the close of business on a record date for any payment of dividends on the Preferred Stock shall be entitled the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date and prior to such dividend payment date.

                 Delivery of Common Stock and other property may be made by the delivery of certificates and other proper documents of title, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary's Corporate Trust Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Depositary Shares, and for the account of such holder, to such place designated in writing by such holder.

                 SECTION 2.5. MANDATORY CONVERSION. Unless previously redeemed by the Company or converted at the option of the holder into Common Stock, on the Mandatory Conversion Date, each 1/100 share of Preferred Stock represented by a Depositary Share will automatically convert into (i) shares of Common Stock at the conversion rate prescribed in the Authorizing Resolution, as such conversion rate may be adjusted from time to time as provided in the Authorizing Resolution, (ii) cash in lieu of fractional shares in accordance with Section 4.2 and (iii) the right, upon surrender thereof, to receive an amount equal to all accrued and unpaid dividends thereon to the Mandatory Conversion Date, whether or not declared (payable in cash or in shares of Common Stock on the same basis as that used to determine dividends), as prescribed in the Authorizing Resolution. Notwithstanding the foregoing, if the Mandatory Conversion Date occurs after a record date for a quarterly dividend and before the corresponding dividend payment date, such dividend shall be paid, out of funds legally available therefor, on the dividend payment date rather than on the Mandatory Conversion Date. On and after the Mandatory Conversion Date, each Receipt shall represent the right to receive the consideration payable upon such mandatory conversion of the Preferred Stock represented thereby, without interest, but including any dividends on the Common Stock issued in such conversion and for which the record date occurred after the Mandatory Conversion Date (provided that the Company shall not be required to pay any dividend prior to its scheduled dividend payment date). On the Mandatory Conversion Date, the Depositary shall surrender all shares of Preferred Stock then held by it and shall promptly deliver to each holder of Depositary Shares, upon the surrender by such holder of a Receipt, the Common Stock and any other consideration received by the Depositary in respect of the Preferred Stock formerly represented by such Receipt.

                 SECTION 2.6. TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof at the Depositary's Corporate Trust Office by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

                 SECTION 2.7. COMBINATIONS AND SPLIT-UPS OF RECEIPTS. Upon surrender of a Receipt or Receipts at the Depositary's Corporate Trust Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

                 SECTION 2.8 SURRENDER OF RECEIPTS AND WITHDRAWAL OF PREFERRED STOCK. Any holder of a Receipt or Receipts representing any number of whole shares of Preferred Stock may withdraw the Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Corporate Trust Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal. If the Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Preferred Stock (or cash in lieu thereof) be distributed by the Depositary. Delivery of the Preferred Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

                 If the Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

                 Delivery of the Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at its Corporate Trust Office, except that, at the request, risk and expense of the holder that surrendered such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                 SECTION 2.9. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SPLIT-UP, COMBINATION AND SURRENDER OF RECEIPTS. As a condition precedent to the execution and delivery, transfer, split-up, combination or surrender of any Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Preferred Stock being deposited or withdrawn), may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                 The deposit of Preferred Stock may be refused, or the delivery of Receipts against Preferred Stock may be suspended or the transfer of Receipts may be refused, or the transfer, split-up, combination or surrender of outstanding Receipts may be suspended (a) during any period when the Company's register of Shareholders is closed or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or, with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not accept for deposit under this Deposit Agreement any shares of Preferred Stock as to which it has actual knowledge that such shares are required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such shares of Preferred Stock; provided, however, the Depositary shall have no affirmative duty to determine whether such shares of Preferred Stock are required to be registered under the Securities Act of 1933 or whether the effectiveness of any registration statement has been suspended.

                 SECTION 2.10. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (a) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (b) the furnishing of the Depositary with an indemnity bond or other reasonable indemnification satisfactory to it.

                 SECTION 2.11. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary shall, unless otherwise directed by the Company, hold on behalf of the Company such Receipts so canceled.


                                 ARTICLE III
         CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

                 SECTION 3.1. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery or delay the transfer, redemption or exchange of any Receipt or the withdrawal of the Preferred Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                 SECTION 3.2. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt evidencing Depositary Shares or with respect to the Preferred Stock (or any fractional interest therein) represented by such Depositary Shares, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of such Receipt, subject to certain exceptions set forth in Section 5.8. Transfer of any Receipt or any withdrawal of Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld, or any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

                 SECTION 3.3. REPRESENTATIONS AND WARRANTIES AS TO PREFERRED STOCK. In the case of the initial deposit of the Preferred Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preferred Stock and each certificate therefore are valid and that the person making such deposit is duly authorized so to do. The Company hereby further represents and warrants that the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.


                                   ARTICLE IV
                       THE DEPOSITED SECURITIES; NOTICES

                 SECTION 4.1. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on Preferred Stock, the Depositary shall, subject to Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Receipts then outstanding.

                 SECTION 4.2. DISTRIBUTIONS OTHER THAN CASH. Whenever the Depositary shall receive any distribution upon the Preferred Stock in shares of Common Stock, the Depositary shall, subject to Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4, such shares of Common Stock received by it in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, except that the Depositary may not distribute fractional shares of Common Stock. If in the opinion of the Company, after consultation with the Depositary, such distribution cannot be made proportionately among such Record Holders, or if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, at the direction of the Company, adopt such method as the Company deems equitable and practicable for the purpose of effecting such distribution, including the sale at public or private sale of the other securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. No fractional shares of Common Stock will be issued upon conversion or redemption of Depositary Shares or upon payment of stock dividends or distributions on the Preferred Stock; and, if such conversion, redemption, dividend or distribution would otherwise result in a fractional share of Common Stock being issued, the Depositary shall sell the total number of shares of Common Stock that would have been represented by such fractional shares at public or private sale at such place or places and upon such terms it deems proper. The net proceeds of any sale made pursuant to this Section 4.2 shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash.

                 SECTION 4.3. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names Preferred Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Company may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its discretion with the approval of the Depositary; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to the holders of Receipts by the issue of warrants or otherwise or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Company, in its discretion (with the approval of the Depositary, in any case where the Company has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

                 If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will promptly file a registration statement pursuant to such Act with respect to such rights, preferences or privileges and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any rights, preferences or privileges to subscribe for or to purchase any securities unless and until the Company provides to the Depositary an opinion of counsel stating that the securities to which such rights, preferences or privileges relate have been registered under the Securities Act of 1933 or do not need to be registered under such Act.

                 If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                 SECTION 4.4. NOTICE OF DIVIDENDS, FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Preferred Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed.

                 SECTION 4.5. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined pursuant to Section
4.4 will be entitled, subject to any applicable provision of law, the Articles of Incorporation or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Preferred Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or to cause such Preferred Stock to be voted. In the absence of specific written instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

                 SECTION 4.6. CHANGES AFFECTING DEPOSITED SECURITIES AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value, split-up, consolidation or any other reclassification of the Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary shall, upon the instructions of the Company and in such manner as the Company may deem equitable, (a) make such adjustments in (i) the fraction of an interest represented by one Depositary Share in one share of Preferred Stock and (ii) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock in each case as may be necessary to fully reflect the effects of such change in par or stated value, split-up, consolidation or other reclassification of the Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or such consolidation or sale and (b) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or otherwise in respect of the Preferred Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received. In any such case, the Company may in its discretion, direct the Depositary to execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

                 SECTION 4.7. REPORTS. The Depositary shall make available for inspection by holders of Receipts at its Corporate Trust Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Preferred Stock unless at the time of or prior to receipt the Company advises the Depositary that such reports or communications have not been generally available to the holders of Preferred Stock of the Company.

                 SECTION 4.8. LISTS OF RECEIPT HOLDERS. Upon request from time to time by the Company, the Depositary shall, without unreasonable delay, furnish to the Company a list, as of a recent date, of the names, addresses and holdings of Preferred Stock by all persons in whose names Receipts are registered on the books of the Depositary.


                                   ARTICLE V
                         THE DEPOSITARY AND THE COMPANY

                 SECTION 5.1. MAINTENANCE OF OFFICES, AGENCIES, TRANSFER BOOKS BY THE DEPOSITARY; REGISTRAR. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at its Corporate Trust Office facilities for the execution and delivery, transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

                 The Depositary shall keep books at its Corporate Trust Office for the transfer of Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Receipts, unless the Company advises the Depositary in a particular instance that such inspection is not for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                 If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be quoted on the Nasdaq National Market, the Company may, upon consultation with the Depositary, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with the requirements of the Nasdaq National Market. Such Registrar (which may be the Depositary if so permitted by the requirements of the Nasdaq National Market) may be removed, and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts of such Depositary Shares or such Preferred Stock are listed on one or more stock exchanges, the Depositary will, at the request of the Company, arrange with such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Share or such Preferred Stock as may be required by law or applicable stock exchange regulation.

                 SECTION 5.2. PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law, or regulation thereunder of the United States of America, or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Articles of Incorporation or the Authorizing Resolution or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

                 SECTION 5.3. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

                 Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Stock, Depositary Shares or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                 Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

                 SECTION 5.4. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Record Holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the Record Holders of Receipts.

                 Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may authenticate the Receipts in the name of the predecessor depositary or in the name of the successor depositary.

                 SECTION 5.5. CORPORATE NOTICES AND REPORTS. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of any national securities exchange or the Nasdaq National Market upon which the Preferred Stock, the Depositary Shares or the Receipts are listed, or by the Articles of Incorporation and the Authorizing Resolution to be furnished by the Company to holders of Preferred Stock. Such transmission will be at the Company's expense, and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

                 SECTION 5.6. DEPOSIT OF PREFERRED STOCK BY THE COMPANY. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Preferred Stock, if such Preferred Stock is required to be registered under the provisions of the Securities Act of 1933 and no registration statement is at such time in effect as to such Preferred Stock.

                 SECTION 5.7. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including reasonable costs of investigation, court costs, and attorneys fees and disbursements) which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement, as the same may be amended, modified or supplemented from time to time, and the Receipts (a) by the Depositary, any Registrar or any of their respective officers, employees or agents (including any Depositary's Agent), except for any loss, liability or expense arising out of negligence, bad faith or willful misconduct on the part of any such person or persons, or (b) by the Company or any of its agents.

                 SECTION 5.8. CHARGES AND EXPENSES. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay any and all fees of the Depositary as shall be agreed to between the Company and the Depositary, all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Receipts and any redemption of the Preferred Stock which is redeemed at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other reasonable charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company monthly or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

                 SECTION 6.1. AMENDMENT. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees, taxes or charges (other than fees and charges provided for herein), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after public notice of such amendment shall have been given to the Record Holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.8 and 2.9 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares to receive Preferred Stock, or upon the conversion of the Preferred Stock represented by the Depositary Shares, to receive Common Stock and, in each case, any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

                 SECTION 6.2. TERMINATION. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the Record Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.

                 If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Preferred Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Preferred Stock and any money and other property represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary shall, at the direction of the Company, sell the Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as the Company deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.7 and
5.8. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its best efforts to list the underlying Preferred Stock on the Nasdaq National Market.


                                  ARTICLE VII
                                 MISCELLANEOUS

                 SECTION 7.1. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Corporate Trust Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

                 SECTION 7.2. EXCLUSIVE BENEFITS OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                 SECTION 7.3. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                 SECTION 7.4. NOTICES. Any and all notices to be given to the Company hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telecopy confirmed by letter, addressed to the Company at 515 East Amite Street, Jackson, Mississippi 39201; Attention: Chief Financial Officer, or at any other place to which the Company may have transferred its principal executive office.

                 Any and all notices to be given to the Depositary hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to the Depositary; Attention: Compliance Department.

                 Any and all notices given to a Record Holder of a Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopy confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                 Delivery of a notice sent by mail or by telecopy shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telecopy message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company, may, however, act upon any telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telecopy message shall not subsequently be confirmed by letter or as aforesaid.

                 SECTION 7.5. DEPOSITARY'S AGENTS. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents. The Depositary will notify the Company of any such action.

                 SECTION 7.6. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

                 SECTION 7.7. GOVERNING LAW; ARTICLES OF INCORPORATION AND AUTHORIZING RESOLUTION TO CONTROL. The Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York. Each Record Holder is entitled proportionately to all of the rights and preferences of the shares of Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights) contained in the Articles of Incorporation and the Authorizing Resolution, which, to the extent there is a conflict between the provisions thereof and the Deposit Agreement, shall control.

                 SECTION 7.8. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                 IN WITNESS WHEREOF, WORLDCOM, INC. and THE BANK OF NEW YORK have duly executed this Agreement as of the day and year first above set forth, and all holders of receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.




                                                    WORLDCOM, INC.


                                                    By:
                                                       ------------------------
                                                        Authorized Officer

Attest:
       -----------------------
          Assistant Secretary

                                                 THE BANK OF NEW YORK


                                                 By:
                                                    ---------------------------
                                                    Authorized Officer

Attest:
       -----------------------------
       Assistant Secretary

                                                                       EXHIBIT A

                               DEPOSITARY RECEIPT
                                      FOR
                               DEPOSITARY SHARES,
                     EACH REPRESENTING A ONE ONE-HUNDREDTH
                       INTEREST IN A SHARE OF SERIES A 8%
                     CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                $0.01 Par Value

                                       OF

                                 WORLDCOM, INC.
             (Incorporated under the Laws of the State of Georgia)



No. . . .                          Depositary Shares
                                        (each Depositary Share representing a
                                        one one-hundredth interest in a share
                                        of Series A 8% Cumulative Convertible
                                        Preferred Stock ($0.01 par value))

                 1. GENERAL. The Bank of New York, a New York banking association with its principal office at the time of the execution of the Deposit Agreement (as defined below) at _____________________________, New York, New York ______________, as Depositary (the "Depositary"), hereby certifies that _______________ is the registered owner of _______ Depositary Shares ("Depositary Shares"), each Depositary Share representing a one one-hundredth (1/100) interest in a share of Series A 8% Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of WorldCom, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the "Company"). The rights, preferences and limitations of the Preferred Stock are set forth in the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), as amended by the Articles of Amendment Designating the Rights of the Preferred Stock adopted by the Company's Board of Directors establishing the Preferred Stock as a series of preferred stock of the Company (the "Articles of Amendment"), copies of which are on file at the Depositary's Corporate Trust Office.

                 2. THE DEPOSIT AGREEMENT. Depositary receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of December ___, 1996 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Corporate Trust Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary in respect of the Preferred Stock deposited, and any and all other property and cash from time to time, thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meaning ascribed thereto in the Deposit Agreement.

                 3. OPTIONAL REDEMPTION OF PREFERRED STOCK. Whenever the Company shall elect to redeem shares of Preferred Stock pursuant to the terms of the Preferred Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary notice of such proposed redemption and of the number of shares held by the Depositary to be so redeemed not less than 15 nor more than 60 days of the date of such proposed redemption of Preferred Stock. On the Redemption Date, provided that the Company shall then have deposited with the Depositary the number of shares of Common Stock necessary to effect such redemption, the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of a corresponding number of Depositary Shares representing the Preferred Stock to be redeemed, first-class postage pre-paid, not less than 15 days and not more than 60 days prior to the Redemption Date to the holders of record on the record date for such redemption (determined as provided in Paragraph 16 below) of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither the failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the validity of the proceeding for redemption of any shares of Preferred Stock or Depositary Shares to be redeemed. In case less than all the outstanding Depositary Shares are to be so redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) or in any other equitable manner determined by the Depositary. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it as set forth in its redemption notice), all dividends in respect of the Preferred Stock so called for redemption shall cease to accrue, the Depositary Shares so called for redemption shall be deemed no longer to be outstanding, all rights of holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the redemption consideration) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for the consideration therefor specified in said notice, plus all money and other property, if any, represented by such Depositary Shares, including all amounts, if any, payable by the Company in respect of dividends which on the Redemption Date have accrued on the shares of Preferred Stock to be so redeemed and have not theretofore been paid. If less than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. The foregoing shall further be subject to the terms and conditions of the Articles of Incorporation and Articles of Amendment.

                 4. CONVERSION AT THE OPTION OF HOLDERS. Subject to the terms and conditions of the Deposit Agreement, the Articles of Incorporation and the Authorizing Resolution, Depositary Shares may be surrendered at any time prior to the Mandatory Conversion Date, unless previously redeemed, by the holders thereof with written instructions to the Depositary to convert any specified number of shares of Preferred Stock (or 1/100-share fractions thereof) represented by such Depositary Shares into shares of Common Stock (and cash in lieu of fractional shares of Common Stock) at the conversion rate in respect thereof determined in accordance with the Authorizing Resolution, as such conversion rate may be adjusted from time to time as provided in the Authorizing Resolution. The right to convert shares of Preferred Stock represented by Depositary Shares called for redemption will terminate immediately prior to the close of business on the relevant Redemption Date.

                 5. MANDATORY CONVERSION. Unless previously redeemed by the Company or converted at the option of the holder into Common Stock, on May 31, 1999 (the "Mandatory Conversion Date"), each 1/100 share of Preferred Stock represented by a Depositary Share will automatically convert into (i) shares of Common Stock at the rate prescribed in the Authorizing Resolution, (ii) cash in lieu of fractional shares of Common Stock and (iii) the right to receive an amount equal to all accrued and unpaid dividends thereon to the Mandatory Conversion Date, whether or not declared (payable in cash or in shares of Common Stock on the same basis as that used to determine dividends), as prescribed in the Authorizing Resolution.

                 6. SURRENDER OF RECEIPTS AND WITHDRAWAL OF PREFERRED STOCK. Upon surrender of this Receipt to the Depositary at its Corporate Trust Office, or at such other offices as it may designate, and subject to the provisions of the Deposit Agreement (unless the Depositary Shares evidenced hereby have been theretofore called for redemption or exchange), the holder hereof is entitled to withdraw, and to obtain delivery, to or upon the order of such holder, of the Preferred Stock and all money and other property, if any, at the time represented hereby; provided, however, that the holder hereof is not entitled to withdraw less than a whole share of Preferred Stock and therefore, this Receipt, alone or in the aggregate with other Receipts, must evidence at least a whole share of Preferred Stock; and provided further, that in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be so withdrawn, the Depositary shall, in addition to such number of whole shares of Preferred Stock and the money and other property, if any, to be so withdrawn, deliver, to or upon the order of such holder, a new Receipt evidencing such excess number of Depositary Shares.

                 7. TRANSFERS, SPLIT-UPS, COMBINATIONS. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, evidencing the same aggregate number of Depositary Shares as evidenced by the Receipt or Receipts surrendered.

                 8. CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC., OF RECEIPTS. Prior to the execution and delivery, transfer, split-up, combination, delivery for purposes of surrender or exchange of this Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to
it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Preferred Stock being deposited or withdrawn), may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement.
Any person presenting Preferred Stock for deposit, or any holder of this Receipt, may be required to file such information and to execute such certificates as the Depositary or the Company may reasonably deem necessary or proper.

                 9. SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Preferred Stock, the delivery of this Receipt against Preferred Stock, the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (a) during any period when the register of shareholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or, with the approval of the Company, for any other reason.

                 10. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt or with respect to the Depositary Shares evidenced hereby or with respect to the Preferred Stock (or any fractional interest therein) represented by such Depositary Shares, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof, subject to certain exceptions in the Deposit Agreement. Transfer of this Receipt or any withdrawal of the Preferred Stock and all money and other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld, or any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof, and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

                 11. AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which imposed any fees, taxes or charges (other than fees and charges provided for herein), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Record Holders of outstanding Receipts. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 8, 9 and 10 hereof and of Sections 2.8 and 2.9 of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the number of whole shares of Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

                 12. CHARGES OF DEPOSITARY. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements and all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Receipts and any redemption of the Preferred Stock at the option of the Company. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and certain other charges as are provided in the Deposit Agreement to be for their account.

                 13. TITLE TO RECEIPTS. It is a condition of this Receipt, and every successive holder thereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in Section 2.6 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distribution or to any notice provided for in the Deposit Agreement and for all other purposes.

                 14. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution on the Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the holders of Receipts as nearly as practicable in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Preferred Stock may be distributed to such holders of Receipts as provided in the Deposit Agreement.

                 Whenever the Depositary shall receive any distribution upon the Preferred Stock in shares of Common Stock, the Depositary shall, subject to
Section 3.2 of the Deposit Agreement, distribute to Record Holders of Receipts, on the record date fixed pursuant to Section 4.4 of the Deposit Agreement, such shares of Common Stock received by it in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, except that the Depositary may not distribute fractional shares of Common Stock. If in the opinion of the Company, after consultation with the Depositary, such distribution cannot be made proportionately among such Record Holders, or if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, at the direction of the Company, adopt such method as the Company deems equitable and practicable for the purpose of effecting such distribution, including the sale at public or private sale, of the other securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. No fractional shares of Common Stock will be issued upon conversion or redemption of Depositary Shares or upon payment of stock dividends or distributions on the Preferred Stock; and, if such conversion, redemption, dividend or distribution would otherwise result in a fractional share of Common Stock being issued, the Depositary shall sell the total number of shares of Common Stock that would have been represented by such fractional shares at public or private sale at such place or places and upon such terms as it deems proper. The net proceeds of any sale made pursuant to this Paragraph 14 shall, subject to the provisions of the Deposit Agreement, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as in the case of a distribution received in cash.

                 15. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer to Record Holders of the Preferred Stock any rights, preferences or privileges to subscribe for or to purchase any securities of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the Record Holders of Receipts in such manner as the Depositary may determine.

                 16. FIXING OF RECORD DATE. Whenever any dividend or other distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed.

                 17. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable, mail to the Record Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 16 will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation or the Articles of Amendment, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by the Depositary Shares evidenced by their respective Receipts, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Preferred Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests. In the absence of specific written instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

                 18. REPORTS, INSPECTION OF TRANSFER BOOKS. The Depositary shall make available for inspection by holders of Receipts at its Corporate Trust Office and at such other places as it may from time to time deem advisable any reports and communications received from the Company which are received by the Depositary as the holder of Preferred Stock and unless at the time of or prior to the receipt the Company advised the Depositary that such reports or communications have not been generally available to the holders of the Preferred Stock by the Company. The Depositary shall also send to Record Holders of Receipts copies of such notices, reports and other financial statements to the extent provided in the Deposit Agreement when furnished by the Company. The Depositary shall keep books for the transfer of Receipts, which at all reasonable times will be open for inspection by the Record Holders of Receipts, provided that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

                 19. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Articles of Incorporation or Articles of Amendment or by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

                 20. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

                 Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of Preferred Stock, Depositary Shares or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                 Neither the Depositary nor any Depositary's Agent nor the Company will be liable for any action or failure to act by it in reliance on documents believed by it to be genuine or upon the advice of or information from legal counsel, accountants, any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

                 21. TERMINATION OF DEPOSIT AGREEMENT. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such determination to the Record Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such determination. The Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses.

                 If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

                 22. GOVERNING LAW. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the laws of the State of New York.

                 To the extent that there is a discrepancy between this Receipt and the Deposit Agreement, the Deposit Agreement shall control.

                 This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed on behalf of the Company by the manual or facsimile signature of a duly authorized officer and executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed by facsimile by the Depositary by the signature of a duly authorized representative and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized representative.

                 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

         JT TEN - as joint tenants with right of survivorship and not as tenants in common


         UNIF GIFT MIN ACT -                Custodian
                             --------------           ------------------
                                (Cust)                   (Minor)
                                  under Uniform Gifts to Minors Act
                                                                    -----------
                                                                      (State)

Dated:
      -------------------------



                                                   THE BANK OF NEW YORK
                                                 Depositary and Registrar

                                         By:
                                             ---------------------------------

                                                   Authorized Officer



                                                      WORLDCOM, INC.

                                         By:
                                             ---------------------------------

                                                   Authorized Officer

                          FORM OF NOTICE OF CONVERSION

         The undersigned holder of this Receipt hereby exercises the option to convert the number specified below of shares of the Series A 8% Cumulative Convertible Preferred Stock (the "Preferred Stock"), par value $.01 per share of WorldCom, Inc., a Georgia corporation (the "Company"), represented by this Receipt into shares of the Company's Common Stock, par value $.01 per share ("Common Stock") (as further defined in the Deposit Agreement referred to below), and any other applicable property in accordance with the terms of and conditions of the Preferred Stock and further as provided in the Deposit Agreement, dated as of December ___, 1996 between the Company and The Bank of New York, as Depositary and on behalf of the holders from time to time of the Depositary Shares referred to in such Deposit Agreement (the "Deposit Agreement"), and directs that the securities deliverable upon such conversion be registered in the name of and delivered, together with a check in payment for any fractional share and any other property deliverable upon such conversion, to the undersigned unless a different name has been indicated below. If securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of shares of Preferred Stock to be converted indicated below is less than the number of shares of such Preferred Stock represented by this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of the Preferred Stock not to be converted.



Dated:                                     Signature
       -------------------                           ---------------------------

                                                               NOTE:  The above
                                         signature(s) should correspond exactly
                                         with the name(s) on the face of this
                                         Receipt or with the name(s) of the
                                         assignee(s) appearing in the
                                         assignment form below.

Number of shares of Preferred Stock underlying this Receipt to be converted (in 1/100 of a share or any integral multiple thereof):
                                                     -------------------

(PLEASE PRINT NAME(S) AND ADDRESSES OF REGISTERED HOLDER(S))

Name
     --------------------------------
Address
        -----------------------------
(PLEASE INDICATE OTHER DELIVERY INSTRUCTION, IF APPLICABLE)

Name
     --------------------------------
Address
        -----------------------------
Tax I.D. Number
                ---------------------

                               FORM OF ASSIGNMENT

                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints _____________ his attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:                                     Signature
       -------------------                           ---------------------------

                                                      NOTE:  The above signature
                                                      should correspond exactly
                                                      with the name on the face
                                                      of this Receipt.


                              Signature Guarantee


         The above signature is hereby guaranteed by the following bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association's Medallion Program.


Authorized Signature:
                     ---------------------------
Name:
     -------------------------------------------
Name of Firm:
             -----------------------------------
Address:
        ----------------------------------------
Area Code and Telephone Number:
                               -----------------
Dated
      -----------------------